SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 16, 2005

Strategic Hotel Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As reported in Item 5.03, on March 16, 2005, Strategic Hotel Capital, Inc. (the “Company”) issued a new class of preferred stock. In connection with that issuance, the Company entered into an amendment to the operating agreement of SHC Funding, L.L.C. (“SHC Funding”) providing for the issuance by SHC Funding of preferred membership units having substantially the same rights and preferences as the preferred stock issued by the Company. A copy of that amendment has been filed as an exhibit to this report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2005, the Company issued a new class of its preferred stock. In connection with such issuance, the Company filed Articles Supplementary and a Certificate of Correction providing for the rights and preferences of such class of preferred stock. Copies of the Articles Supplementary and Certificate of Correction have been filed as an exhibit to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. A copy of the announcement reported in Item 3.02 and the documents referred to in Item 5.03 hereof have been filed as exhibits to this report and are incorporated by reference herein.

Exhibit No.	Description
3.1	Articles Supplementary relating to the 8.50% Series A Cumulative Redeemable Preferred Stock

3.2	Certificate of Correction relating to the 8.50% Series A Cumulative Redeemable Preferred Stock

10.1	First Amendment, dated March 15, 2005, to Limited Liability Company Agreement of SHC Funding, L.L.C.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

March 18, 2005	By:	/S/ JAMES E. MEAD
	Name:	James E. Mead
	Title:	Executive Vice President

2